UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): May 17, 2010

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, Suite 200, West Chester, PA		19382
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

Not Applicable

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with George Bernstein

On May 17, 2010, Nobel Learning Communities, Inc. (the “Company”) entered into a Third Amended and Restated Employment Agreement with George Bernstein, the Company’s Chief Executive Officer (the “Bernstein Agreement”), pursuant to which Mr. Bernstein will continue to serve as the Chief Executive Officer of the Company. The Bernstein Agreement replaces the Second Amended and Restated Employment Agreement, as amended, by and between the Company and Mr. Bernstein that had been in effect (the “Prior Agreement”). The Bernstein Agreement grants Mr. Bernstein a retention bonus and clarifies the vesting of his equity incentive awards and severance benefit rights. The Bernstein Agreement does not otherwise change the material terms of Mr. Bernstein’s employment as set forth in the Prior Agreement.

Pursuant to the terms of the Bernstein Agreement, Mr. Bernstein will be eligible to earn a retention bonus (the “Retention Award”) equal to an aggregate amount of $750,000, contingent upon Mr. Bernstein remaining continuously employed by the Company. Twenty-five percent (25%) of the Retention Award will become vested and payable on May 12, 2011, thirty-five percent (35%) of the Retention Award will become vested and payable on November 12, 2011 and the remaining forty percent (40%) of the Retention Award will become vested and payable on May 12, 2012, in each case subject to Mr. Bernstein remaining continuously employed by the Company through such date. Any portion of the Retention Award that becomes vested and payable will be paid to Mr. Bernstein in a cash lump sum payment within 30 days of its vesting. Vesting and payment of the Retention Award may be accelerated under certain circumstances.

The above summary of the Bernstein Agreement is qualified in its entirety by reference to the complete text of the Bernstein Agreement filed herewith as Exhibit 10.1 and which is incorporated in this Item 5.02 by reference.

Retention Awards

Also on May 17, 2010, the Company entered into Retention Bonus Agreements (each a “Retention Bonus”) with each of Thomas Frank, Senior Vice President and Chief Financial Officer, Patricia B. Miller, Senior Vice President and Chief Operating Officer, Jeanne Marie Welsko, Senior Vice President, Human Resources, G. Lee Bohs, Senior Vice President, Corporate Development and Dr. Susan Race, Senior Vice President, Education (each an “Executive”). Each Retention Bonus is contingent upon the Executive remaining continuously employed by the Company. The Retention Bonus amounts for each Executive is as follows:

Executive	Retention Bonus Amount (Aggregate)
Thomas Frank	$258,000
Patricia B. Miller	$230,500
Jeanne Marie Welsko	$156,000
G. Lee Bohs	$245,000
Dr. Susan Race	$161,000

Twenty-five percent (25%) of the Retention Bonus will become vested and payable on May 12, 2011, thirty-five percent (35%) of the Retention Bonus will become vested and payable on November 12, 2011 and the remaining forty percent (40%) of the Retention Bonus will become vested and payable on May 12, 2012, in each case subject to the Executive remaining continuously employed by the Company through such date. Any portion of a Retention Bonus that becomes vested and payable will be paid in a cash lump sum payment within 30 days of its vesting. Vesting of a Retention Bonus may be accelerated under certain circumstances.

The above summary of the Retention Bonuses are qualified in their entirety by reference to the text of each Retention Bonus Agreement filed herewith as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 and which are incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Document
10.1	Third Amended and Restated Employment Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and George Bernstein.

10.2	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Thomas Frank.

10.3	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Patricia B. Miller.

10.4	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Jeanne Marie Welsko.

10.5	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and G. Lee Bohs.

10.6	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Dr. Susan Race.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: May 17, 2010	By:	/s/ Thomas Frank
Name: Thomas Frank
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document
10.1	Third Amended and Restated Employment Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and George Bernstein.

10.2	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Thomas Frank.

10.3	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Patricia B. Miller.

10.4	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Jeanne Marie Welsko.

10.5	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and G. Lee Bohs.

10.6	Retention Agreement, dated May 17, 2010, by and among Nobel Learning Communities, Inc. and Dr. Susan Race.